UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2003

Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

2346 Success Drive, Odessa, Florida	33556

(Address of Principal Executive Offices)	(Zip Code)

(727) 372-3939

(Registrant’s telephone number, including area code)

N/A

(Former name, address and telephone number)

Item 5. Other Events and Regulation FD Disclosure

     On June 19, 2003, Global Energy Group, Inc. (“the Company”) became aware that a press release was made that same day which was attributed to the Company. The release stated that the Company was announcing that Mr. Jeff Helleberg, an analyst from an organization named Market Advisors, was initiating coverage of the Company. The release further predicted a future price on the Company’s stock and named the Company’s Chief Financial Officer as the contact person for additional information.

     Global Energy Group, Inc. did not issue the release, nor did it have any knowledge that the release was being made on its behalf. The Company’s management has had no contact with either Market Advisors or Jeff Helleberg, did not know that coverage was being initiated, and has provided no information to either of these parties. Accordingly, as is our policy, we will not comment on the substance of the release. It is our understanding that the release was withdrawn on the same day it was made.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.

/s/ Joseph H. Richardson Joseph H. Richardson, President

Date: June 20, 2003